UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada		33-0766069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12868 Via Latina,
Del Mar, CA 92014
 (Address of principal executive offices)

(858) 481-2207
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry in a Material Definitive Agreement.

On August 24, 2009, Pacificap Entertainment Holdings, Inc. (the “Company”) and Mark Schaftlein (the “Executive”) the Company’s sole officer and director, closed a Separation and Release Agreement (the “Agreement”) whereby the Company paid the Executive a lump sum severance benefit and the Executive resigned from his positions as an officer and director of the Company.

Pursuant to the Agreement, the Executive waived any rights or interest he may have with respect to any loans made by him to the Company or with respect to any expenses paid on behalf of the Company. In connection with the Agreement, the Executive has also agreed to release the Company, its subsidiaries and agents from any and all causes of action and demands of any kind the Executive, his heirs or assigns ever had, now have or may have, by reason of the Executive’s employment or cessation of employment with the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the Separation and Release Agreement attached as Exhibit 10.1 hereto.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director.

Effective August 24, 2009, Mr. Mark Schaftlein resigned as the Chief Executive Officer, President and Principal Financial Officer of Pacificap Entertainment Holdings, Inc. (the “Company”).  Mr. Schaftlein’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer, President and Director.

Effective August 24, 2009, the board of directors of the Company appointed Ed Litwak as the Company’s Chief Executive Officer, President, Principal Financial Officer and Director.

Mr. Litwak, age 67, Mr. Litwak is a successful businessman.  He recently returned as President of Pacificap Entertainment where he had served from 2004 to 2007.  From 2007 until recently, Mr. Litwak has been serving as a consultant to firms in film distribution.    From 1995 to 2005 he worked as President of Satellite Today, Inc. a company formed to create the satellite transmission and programming for the Company’s network, all for AT&T.  From 1993 to 1995 Mr., Litwak was Chairman and CEO of Merchandise Entertainment Television (METV), a publicly traded satellite home shopping and entertainment channel.  From 1989 to 1993, he was President of Worldwide Merchandising Corporation, where he created a licensing company which generated over Two Hundred Fifty Million ($250, 000,000) Dollars in sales volume for women’s accessories.  Mr. Litwak has over twenty (25) years in management, marketing, sales and administration.

Family Relationships

Mr. Litwak does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

Mr. Litwak does not have an employment agreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
10.1	Separation And Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 26, 2009		PACIFICAP ENTERTAINMENT HOLDINGS, INC.

	By:	/s/ Edward Litwak
Edward Litwak Chief Executive Officer